Exhibit 21.1

Subsidiaries of the Registrant

1-800-Tow Truck, Inc. (NJ)	Yovelle Renaissance Corporation (DE)

225 Old NB Road Inc. (NJ)	60 Park Place Associates, LLC (DE)

226 Old NB Road, Corp. (NJ)	Alternative Telecom LLC (DE)

60 Park Place Holding Company Inc. (NJ)	Digital Production Solutions LLC (DE)

Altom Associates, Inc. (NJ)	Executive Union Telecard, L.L.C. (NJ)

Amerimax Corporation (PA)	Flics, LLC (DE)

AVWAY.COM, INC. (NJ)	Free4All, L.L.C. (DE)

Beltway Acquisition Corporation (DE)	Halifax Investments, LLC (DE)

Blue Sky Software, Inc. (NJ)	IDT 225 Old NB Road, LLC (DE)

BRX, Inc. (DE)	IDT 226 Old NB Road, LLC (DE)

Chattle, Inc. (DE)	IDT Advanced Communication Services, LLC (NJ)

ClicAqui, Inc. (NJ)	IDT America of Virginia, LLC (DE)

Continect, Inc. (NJ)	IDT Broadband, LLC (DE)

CTM Brochure Display, Inc. (NY)	IDT Callback, LLC (DE)

CTM Brochure Display Minnesota, Inc. (MN)	IDT Domestic-Union LLC (DE)

CTM Brochure Display Missouri, Inc. (MO)	IDT Telecom, LLC (DE)

CTM Southeast, L.C. (FL)	IT Network Distribution LLC (DE)

CTM Brochure Display of Puerto Rico, Inc. (DE)	IT Stock, LLC (DE)

DOTCOM Productions, Inc. (DE)	King Telecom, LLC (DE)

Dipchip Corp. (NY)	Latin American Alliance for Education and Health, LLC (DE)

Doublestone Computing Enterprises, Inc. (NJ)	Nevada-Oscar, LLC (NV)

ENGRY, Inc. (DE)

Entrix Telecom, Inc. (DE)

Subsidiaries of the Registrant

HJJ Corp. (DE)	Union CT Telecom, L.L.C. (NJ)

IDT Affiliate Finance Corporation (NV)	Union Telecard Alliance, LLC (DE)

IDT America, Corp. (NJ)	Union Telecard Alliance Puerto Rico Corp. (Puerto Rico)

IDT Broadcast & Media Holdings, Inc. (DE)	Union Telecard Arizona, LLC (Nevada)

IDT Broadcast & Media Acquisition Corp. (DE)	Union Telecom Texas LLC (TX)

IDT Capital, Inc. (DE)	Winstar Communications, LLC (DE)

IDT Domestic Telecom, Inc. (DE)	Winstar Equipment, LLC (DE)

IDT Horizon GT, Inc. (DE)	Winstar Government Solutions, LLC (DE)

IDT International, Corp. (NJ)	Winstar Communications of Arizona, LLC (DE)

IDT International Telecom, Inc. (DE)	Winstar of Delaware, LLC (DE)

IDT Internet Services, Inc. (DE)	Winstar of Georgia, LLC (DE)

IDT Investments Inc. (NV)	Winstar of Hawaii, LLC (DE)

IDT J.V. Corp. (DE)	Winstar Holdings, LLC (DE)

IDT Leasing Inc. (DE)	Winstar Holdings Management Company, LLC (DE)

IDT Media, Inc. (DE)	Winstar of Indiana, LLC (DE)

IDT Nevada Corp. (NV)	Winstar of Louisiana, LLC (DE)

IDT Nevada Holdings, Inc. (NV)	Winstar of New Jersey, LLC (DE)

IDT Services, Inc. (DE)	Winstar of New York, LLC (DE)

IDT Telecom, Inc. (DE)	Winstar of Pennsylvania, LLC (DE)

IDT Telecom Nevada Holdings, Inc. (NV)	Winstar of Virginia, LLC (DE)

IDT Telecommunications, Inc. (DE)	Winstar of West Virginia, LLC (DE)

IDT United, Inc. (DE)	Winstar Spectrum, LLC (DE)

Telecard Network, L.L.C. (NJ)	Winstar Wireless, LLC (DE)

Union Communications LLC (NY)

Subsidiaries of the Registrant

IDT Venture Capital Corporation (DE)	Worldwide Intercom, LLC (DE)

IDT Venture Capital, Inc. (NV)	CTM Brochure Display Ltd. (Canada)

IDT Wireless, Inc. (DE)	Direct Tel Dutch Holdings B.V. (Holland)

Impro-Structure, Inc. (NJ)	Elmion Netherlands B.V. d/b/a International Discount Bandwidth (Holland)

InterExchange, Inc. (DE)	HSJ Dutch Holdings B.V. (Holland)

International Coalition of Providers, Inc. (NJ)	IDT Austria GmbH (formerly IDT Telecommunications GmbH) (Austria)

International Digital Networks, Inc. (NJ)	IDT Corporation Representative Office (Philippines)

Internet Online Services, Inc. (NJ)	IDT Corporation de Argentina S.A. (Argentina)

Least Cost Routing Exchange, Inc. (NJ)	IDT Dutch Holdings B.V. (Holland)

Lou Moustafina, Inc. (NJ)	IDT Europe B.V.B.A. (Belgium)

Media Response, Inc. (NJ)	IDT Europe B.V.B.A. Foreign Qualification: Puerto Rico Branch (Puerto Rico)

Microwave Services, Inc. (DE)	IDT France SARL (France)

Mikulynec Associates, Inc. (NJ)	IDT Germany GmbH (Germany)

New World Telecommunications, Corp. (NJ)	IDT Global Limited (UK)

Nubill.com, Inc. (DE)	IDT Inter Direct Tel Sweden AB (Sweden)

Nuestra Voz Direct Inc. (DE)	IDT Italia S.R.L. (Italy)

Phone Depot, Inc. (NJ)	IDT Netherlands B.V. (Holland)

Phonemax, Inc. (DE)	IDT Peru S.R.L. (Peru)

Phonetics, Inc. (NJ)	IDT Phone Cards Ireland Limited (formerly Elverum Ltd.) (Ireland)

Rock Enterprises, Inc. (NJ)	IDT Spain S.L. (Spain)

SDTR, Inc. (DE)	IDT Switzerland GmbH (Switzerland)

Subsidiaries of the Registrant

Serafin, Inc. (NV)	NewPhone Dutch Holdings B.V. (Holland)

Shmuelco Equipment, Corp. (NJ)	Pre-Paid Cards B.V.B.A. (Belgium)

Sports Final Radio Network, Inc. (MA)	SPD Dutch Holdings B.V. (Holland) (formerly Nicodama Beheer I B.V.) (Netherlands)

TalkAmerica Radio Network, Inc. (DE)	SPD Dutch Holdings B.V. Puerto Rico Branch (Puerto Rico)

TNLY, Inc. (DE)	SPD Puerto Rico Corp. (Puerto Rico)

Try, Inc. (DE)	STA Dutch Holdings B.V. (Holland)

TV.TV, Inc. (DE)	Strategic Dutch Holdings B.V. (Holland)

IDT Telecom Corporation Israel Ltd. (Israel)	TimeTel Dutch Holdings B.V. (Holland)

International Discount Telecommunications de Mexico, S. de R.L. de C.V. (Mexico)	TLL Dutch Holdings B.V. (Holland)

MST Dutch Holdings, B.V. (Holland)	Upbrook – Consultores E Servicios Limitada (Madeira)

494 Broad Street Corp. (DE)	Worldtalk Dutch Holdings B.V. (Holland)

520 Broad Funding Corporation (NJ)	IDT Winstar Acquisition, Inc. (DE)

DigitZero, Inc. (NJ)	IDT Wireless.com, Inc. (DE)

IDT Acquisition Corp. (DE)	Corporate Event Dynamics, LLC (DE)

IDT Cable Partnership Holdings, Inc. (CO)	Enterprise Communication Solutions, LLC (DE)

IDT Callback, Inc. (DE)	IDT Financial Services, LLC (DE)

IDT Contact Services, Inc. (DE)	NTOP Holdings, LLC (DE)

IDT Credit Services, Inc. (DE)	OTV, LLC (DE)

IDT Domestic Products, Inc. (DE)	Union Romerias Georgia, LLC (DE)

IDT Internet Holdings, Inc. (DE)	UTA Web Saks, LLC (DE)

IDT Marketing Ally, Inc. (DE)	IDT Urban Renewal Corp. (NJ)

IDT PBX Services, Inc. (NV)	IFC Bermuda Ltd. (Bermuda)

IDT Prepaid, Inc. (DE)	IDT Brazil Limitada (Brazil)

IDT UK Cable, Inc. (CO)	IDT Brazil Telecom Limitada (Brazil)

IDT Telecomunicaciones Chile Limitada (Chile)	IDT Telecom Canada Corp. (Canada)

IDT Czech Republic s.r.o. (Czech Republic)	Magritte Sarl (Luxembourg)

IDT Denmark ApS (Denmark)	PDR Lux Holdings Sarl (Luxembourg)

Phonecards Dominicana C por A (Dominican Republic)	IDT Corp. Registered Branch (Philippines)

IDT Hong Kong Limited (Hong Kong)	IDT Puerto Rico & Co. (Puerto Rico)

D.P.S.I. Digital Production Solutions Israel Ltd. (Israel)	IDT Netherlands B.V. Puerto Rico Branch (Puerto Rico)

C.S.M. Customer Service Management Ltd. (Israel)	IFC Bermuda Ltd. Puerto Rico Branch (Puerto Rico)

IDT Jamaica Telecom Limited (Jamaica)	ZAO Investeletrosvyazc (Corbina)

Telecommunications Alliance Limited (Jamaica)	IDT Telecom South Africa (PTY) LTD (South Africa)

Anchor Bay Entertainment, Inc. (MI)	IDT Direct Limited (United Kingdom)

Manga Entertainment Limited (United Kingdom)	Mainframe Entertainment, Inc. (Canada)

North Coast Entertainment Company (Canada)	Dan Kretch Productions, Inc. (Canada)

Anchor Bay International Limited (Canada)	IDT Energy, Inc. (DE)

Anchor Bay Entertainment UK Limited (United Kingdom)

Manga Entertainment, Inc. (CA)

IDT Entertainment, Inc. (DE)

IDT Entertainment Sales Inc. (DE)

IDT Media Ventures, Inc. (DE)

Film Roman, Inc. (DE)